                                                                    Exhibit 10.9




                       [EVENFLO COMPANY, INC. LETTERHEAD]


December 21, 1998



Mr. Daryle A. Lovett
707 Crossroads Court
Vandalia, OH 45377


Dear Daryle:

This letter is to confirm the extension of your rights to the enhanced severance package of $160,000 in lieu of the stated severance for which you would have been eligible under the Huffy Severance Plan.

The extension is being offered to allow the finalization of your compensation package to include your level of salaried compensation and the completion of the employee stock option program participation.

The extension expires on May 1, 1999.


/s/ Richard W. Frank          December 22, 1998
-----------------------------------------------
Richard W. Frank                   Date